Exhibit 10.7

January 17, 2023
APRINOIA Therapeutics Inc.
APRINOIA Therapeutics Holdings Limited
245 Main Street, 3rd Floor,
Cambridge, MA 02142

Equity Commitment Letter

Ladies and Gentlemen:

Reference is made to that certain Business Combination Agreement, dated as of January 17, 2023 (the “Business Combination Agreement”), by and among Ross Acquisition Corp II, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“SPAC”), APRINOIA Therapeutics Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), APRINOIA Therapeutics Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“PubCo”) and the other parties thereto. Capitalized terms used herein but not otherwise defined shall have the respective meanings given to such terms in the Business Combination Agreement.

Subject to all of the terms and conditions set forth in this letter agreement (this “Commitment Letter”) and in satisfaction of Section 8.06 of the Business Combination Agreement, R Investments, LLC, a Delaware limited liability company and an Affiliate of SPAC (the “Forward Purchaser”), is prepared pursuant to this letter agreement to commit up to US$12.5 million of equity financing on the terms set forth herein (the “Maximum Commitment”).

In consideration of the respective warranties, covenants and agreements set forth in this Commitment Letter and intending to be legally bound hereby, the Forward Purchaser and PubCo hereby agree as follows:

1. Equity Commitment. Upon the terms and subject to the conditions set forth in this Commitment Letter, the Forward Purchaser agrees to fund an amount up to the Maximum Commitment, less any amounts remaining in the Trust Account (after giving effect to all properly submitted requests for redemption of SPAC Shares by SPAC Shareholders) in exchange for PubCo Ordinary Shares at a price per share equal to $10.00 (the “Commitment”). Notwithstanding anything to the contrary herein, neither the Forward Purchaser nor any of its permitted assigns shall, under any circumstances, be obligated to contribute or otherwise make available or cause to be made available any amounts in excess of the Maximum Commitment. In addition, if on the Closing Date the total funds held in the Trust Account after giving effect to all properly submitted requests for redemption of SPAC Shares by SPAC Shareholders, but prior to any other payments from the Trust Account (“Gross Trust Account Proceeds”) are equal to or greater than US$12,500,000, then the Forward Purchaser shall have no obligations to fund any amounts hereunder. The Forward Purchaser shall satisfy the Commitment by purchasing newly issued PubCo Ordinary Shares on the Closing Date. Any PubCo Ordinary Shares purchased by the Forward Purchaser pursuant to this Commitment Letter shall be Registrable Securities under the Investor Rights Agreement and the Forward Purchaser shall be a Sponsor Holder party thereto upon the execution of the Investor Rights Agreement by the Forward Purchaser. The parties agree that any purchase of PubCo Ordinary Shares by the Forward Purchaser to satisfy the Commitment shall be deemed a “PIPE Investment” as that term is defined in the Business Combination Agreement.

2. Certain Conditions. The obligations of PubCo and the Forward Purchaser hereunder shall be subject to the substantially concurrent occurrence of the Closing.

3. Termination. This Commitment Letter shall terminate (i) automatically if Gross Trust Account Proceeds are equal to or greater than US$12,500,000, (ii) automatically upon the funding of the Commitments under this Commitment Letter and the receipt of the PubCo Ordinary Shares in respect thereof, and (iii) automatically upon the termination of the Business Combination Agreement in accordance with its terms. Upon any termination pursuant to the terms herein, this Commitment Letter shall forthwith become void and there shall be no further obligations or liabilities on the part of PubCo or the Forward Purchaser; provided that Sections 3, 4, 5, 7, 8, 9 and 10 of this Commitment Letter shall survive the termination of this Commitment Letter and shall remain in full force and effect in accordance with the terms therein.

4. Limited Recourse; Enforcement. Notwithstanding anything that may be expressed or implied in this Commitment Letter, or any document or instrument delivered in connection herewith, PubCo, by its acceptance of the benefits of the Commitment provided herein, agrees and acknowledges that no Person other than the Forward Purchaser shall have any obligations to PubCo hereunder and that, notwithstanding that the Forward Purchaser or any of its permitted assigns may be a limited partnership, separate limited partnership or limited liability company, no recourse hereunder or under any documents or instruments delivered in connection herewith or in respect of any oral representations or warranties made or alleged to have been made in connection herewith or therewith shall be had against any former, current or future director, officer, employee, representative, direct or indirect controlling Person, equityholder, general or limited partner, member, stockholder, incorporator, Affiliate, successor or permitted assign of the Forward Purchaser or any former, current or future director, officer, employee, representative, direct or indirect controlling Person, equityholder, general or limited partner, member, stockholder, incorporator, Affiliate, successor or permitted assign of any of the foregoing (each, other than the Forward Purchaser, a “Forward Purchaser Related Party”), whether by or through attempted piercing of the corporate (or limited liability company or limited partnership or separate limited partnership) veil, by or through a claim by or on behalf of PubCo or the Forward Purchaser against any Forward Purchaser Related Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise. It is expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Forward Purchaser Related Party for any obligations of the Forward Purchaser or any of the Forward Purchaser’s successors or permitted assigns under this Commitment Letter or any documents or instruments delivered in connection herewith or in respect of any oral representations or warranties made or alleged to have been made in connection herewith or therewith or for any claim (whether at law or equity or in tort, contract or otherwise) based on, in respect of, or by reason of such obligations or their creation.

5. Transfer and Assignment; Third Party Beneficiaries.

(a)  The Forward Purchaser shall not transfer, directly or indirectly, all or any portion of its Commitment except for transfers to (i) one or more trusts, funds, companies, partnerships or other Persons owned, managed, sponsored or advised, directly or indirectly, by the Forward Purchaser or any of its Affiliates (each an “Affiliated Fund”) or (ii) one or more Affiliates of the Forward Purchaser and its Affiliated Funds (each of the entities referred to in clauses (i) and (ii) above, an “Ultimate Purchaser”); provided, that, the Forward Purchaser shall remain obligated to fund its Commitment notwithstanding any such transfer. In each case of the Forward Purchaser’s transfer of all or any portion of its Commitments pursuant to this paragraph, (x) the Ultimate Purchaser shall have provided a written agreement to the Company under which it agrees to (A) commit to fund or purchase such portion of the Forward Purchaser’s Commitment and (B) be fully bound by, and subject to, this Commitment Letter as though it were the Forward Purchaser with respect to such Commitment, and (y) the Forward Purchaser and the Ultimate Purchaser shall have duly executed and delivered to the Company written notice of such transfer. Notwithstanding anything to the contrary, the term “Forward Purchaser” shall include any Ultimate Purchaser to whom a Commitment is transferred pursuant to the provisions of this paragraph.

(b) PubCo shall not assign any of its rights or obligations hereunder without the prior written consent of the Forward Purchaser.

(c)  Any attempted transfer of Commitment or any of the rights or obligations under this Commitment Letter made in violation of this section shall be deemed null and void ab initio and of no force or effect and shall not create any obligation or liability of PubCo or the Forward Purchaser to the purported transferee.

(d) Except as otherwise provided in this Commitment Letter with respect to the Indemnified Persons, this Commitment Letter is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies under this Commitment Letter.

6. Representations and Warranties.

(a)  The Forward Purchaser represents and warrants to PubCo and the Company as follows solely with respect to itself:

(i) the Forward Purchaser has been duly organized or formed, as applicable, and is validly existing in good standing under the applicable laws of its jurisdiction of organization or formation. The Forward Purchaser has the requisite power and authority to enter into, execute and deliver this Commitment Letter and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Commitment Letter. This Commitment Letter has been duly and validly executed and delivered by the Forward Purchaser and, assuming due and valid execution hereof by PubCo, constitutes its valid and binding obligation, enforceable against the Forward Purchaser in accordance with its terms and subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

(ii) the Forward Purchaser will have on the date its Commitment hereunder is required to be performed, sufficient funds available to purchase its Commitment hereunder on the terms contemplated by this Commitment Letter and to consummate the other transactions contemplated by this Commitment Letter.

(iii) All consents, approvals, authorizations of, or filings with, any Governmental Authority necessary for the due execution, delivery and performance of this Commitment Letter by the Forward Purchaser have been obtained or made, and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority is required in connection with the execution, delivery, or performance of this Commitment Letter.

(iv) The execution, delivery and performance by the Forward Purchaser of this Commitment Letter do not and will not (a) violate the certificate of incorporation, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational documents of the Forward Purchaser, (b) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon the Forward Purchaser, (c) violate any contract, agreement, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which the Forward Purchaser is a party or is bound, or (d) require any consent or other action by any Person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Forward Purchaser under any provision of any agreement or other instrument binding upon the Forward Purchaser or any of its assets or properties.

(v) It has, and as of the Closing will have, sufficient financial resources (including liquidity) to perform the obligations required to be performed by it at the Closing.

(b) PubCo represents and warrants to the Forward Purchaser as follows:

(i) PubCo has been duly organized and is validly existing in good standing under the applicable laws of the jurisdiction of its organization or formation. PubCo has the requisite power and authority to enter into, execute and deliver this Commitment Letter and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Commitment Letter. This Commitment Letter has been duly and validly executed and delivered by PubCo and, assuming the due and valid execution hereof by the Forward Purchaser, constitutes its valid and binding obligation, enforceable against PubCo in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

(ii) All consents, approvals, authorizations of, or filings with, any Governmental Authority necessary for the due execution, delivery and performance of this Commitment Letter by PubCo have been obtained or made.

(iii) The execution, delivery and performance by PubCo of this Commitment Letter do not and will not (a) violate the certificate of incorporation, bylaws or other organizational documents of PubCo, (b) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon PubCo, (c) violate any contract, agreement, license, lease or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which PubCo is a party or is bound, or (d) require any consent or other action by any Person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of PubCo under any provision of any agreement or other instrument binding upon PubCo or any of its assets or properties.

7. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Commitment Letter were not performed in accordance with the terms hereof and that the parties hereto shall be entitled to obtain an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Commitment Letter or to enforce specifically the performance of the terms and provisions hereof.

8. Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Commitment Letter (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Commitment Letter, and the performance of the obligations imposed by this Commitment Letter, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS COMMITMENT LETTER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS COMMITMENT LETTER, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the parties hereto submits to the exclusive jurisdiction of first, the courts of the State of Delaware or if such court declines jurisdiction, then to the federal court sitting in the State of Delaware, in any action or Proceeding arising out of or relating to this Commitment Letter, agrees that all claims in respect of the action or Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Commitment Letter in any other courts. Nothing in this Section 8, however, shall affect the right of any party hereto to serve legal process in any other manner permitted by Law or at equity. Each party hereto agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

9. Amendments. This Commitment Letter represents the final agreement and the entire understanding among the parties hereto with respect to the subject matter hereof and may not be contradicted by evidence of prior or contemporaneous agreements and understandings of the parties. This Commitment Letter supersedes and replaces any prior understandings or proposals, whether oral, written or implied, between the parties hereto regarding the matters described herein. This Commitment Letter may only be modified, amended or supplemented by an agreement signed by PubCo and the Forward Purchaser.

10. Counterparts. This Commitment Letter may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to each other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed this Commitment Letter as of the date first above written.

R INVESTMENTS, LLC

By:	/s/ Wilbur Ross
Name:	Wilbur Ross
Title:	Managing Member

Acknowledged and Agreed:

APRINOIA THERAPEUTICS HOLDINGS LIMITED

By:	/s/ Jang Ming-Kuei
Name:	Jang Ming-Kuei
Title:	Director

APRINOIA THERAPEUTICS INC.

By:	/s/ Jang Ming-Kuei
Name:	Jang Ming-Kuei
Title:	Director

[Signature Page to Equity Commitment Letter]